Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-290079), Form S-8 (File No. 333-262130), Form S-8 (File No. 333-276792), Form S-8 (File No. 333-286030), and Form S-8 (File No. 3333-293025) of our report dated March 26, 2026, with respect to the consolidated financial statements of CYNGN, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

San Francisco, California

March 26, 2026